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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ------------


       Date of Report (Date of earliest event reported): December 4, 2002


                           CIRCOR INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)


     DELAWARE                           001-14962               04-3477276
----------------------------      -----------------------    ------------------
(State or other jurisdiction     (Commission file number)      (IRS employer
      of incorporation)                                      identification no.)


                                C/O CIRCOR, INC.
                          35 CORPORATE DRIVE, SUITE 290
                      BURLINGTON, MASSACHUSETTS  01803-4244
          --------------------------------------------------
         (Address of principal executive offices) (Zip Code)


                                 (781) 270-1200
               --------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 5.  Other Events

         On December 4, 2002, CIRCOR International, Inc. (the "Company"), refinanced the Company's existing $75 million revolving line of credit by entering into an amendment to the original Credit Agreement dated as of October 18, 1999 by and among the Company, ING (U.S.) Capital LLC, as Agent, and the various other lenders thereto. A copy of the Company's press release, issued on December 4, 2002, regarding this refinancing is attached hereto as Exhibit 99.1. A copy of the amendment, as executed, is attached as Exhibit 10.1 and is incorporated by reference hereto.

ITEM  7.  Exhibits

Exhibit Number                    Description
--------------                  ---------------

10.1 Amendment No. 2 dated as of December 4, 2002 among CIRCOR INTERNATIONAL, INC.; each of the Subsidiary Guarantors referred to therein; each of the lenders that is a signatory hereto; and ING CAPITAL LLC, a Delaware limited liability company, as agent for the Lenders of the Credit Agreement dated as of October 18, 1999, as modified and supplemented.

99.1     Press Release dated December 4, 2002





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CIRCOR INTERNATIONAL, INC.



Date:  December 12, 2002                   /s/   David A. Bloss, Sr.
                                           ----------------------------------

                                           By:   David A. Bloss, Sr.
                                                 Chairman, President and Chief
                                                 Executive Officer



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                                  Exhibit Index

Exhibit Number                   Description
---------------                 -------------
10.2 Amendment No. 2 dated as of December 4, 2002 among CIRCOR INTERNATIONAL, INC.; each of the Subsidiary Guarantors referred to therein; each of the lenders that is a signatory hereto; and ING CAPITAL LLC, a Delaware limited liability company, as agent for the Lenders of the Credit Agreement dated as of October 18, 1999, as modified and supplemented.

99.1     Press Release dated December 4, 2002